Series C Preferred Number I                                     Shares 56,000

                            GLIMCHER REALTY TRUST
                       a Real Estate Investment Trust
               Formed Under the Laws of the State of Maryland

          THIS CERTIFIES THAT Partnership Acquisition Trust II, a Delaware
business trust                                             is the owner of
Fifty-Six Thousand (56,000) fully paid and nonassessable Series C Convertible Preferred Shares of the Beneficial Interest of

                           GLIMCHER REALITY TRUST

     (the "Trust") transferable on the books of the Trust by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the Shares represented hereby are issued and shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption set forth in Exhibit 1 of the Articles Supplementary-Classifying and Designating 56,000 Shares of Beneficial Interest as 56,00 Shares of Series C Convertible Preferred Beneficial Interest.

          IN WITNESS WHEREOF, the Trust has caused this Certificate to be signed by its duly authorized officers and its seal to be hereunder affixed this ___ day of December, 1997.


______________________________     ________________________________(SEAL)
George A. Schmidt, Secretary  David J. Glimcher, President


          The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred except pursuant to an effective registration under the Act or in a transaction which, in the opinion of counsel (who may be inside counsel of the holder of these securities) reasonably satisfactory to GRT, qualifies as an exempt transaction under the Act and the rules and regulations promulgated thereunder.

          The Trust will furnish to any stockholder, upon request and without charge, a full statement regarding: (i) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Trust is authorized to issue;
(ii) the differences in the relative rights and preferences between the shares of each series to the extent they have been set; (iii) the authority of the Board of Trustees to set the relative rights and preferences of subsequent series; and (iv) restrictions on transferability.